Exhibit 3.5.14

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “CLOYES GEAR HOLDINGS, LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF FORMATION, FILED THE THIRTIETH DAY OF OCTOBER, A.D. 2009, AT 1:38 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “CLOYES GEAR HOLDINGS, LLC”.

	Jeffrey W. Bullock, Secretary of State
4748006 8100H	AUTHENTICATION:	1768699
141277864	DATE:	10-09-14
You may verify this certificate online at corp.delaware.gov/authver.shtml

CERTIFICATE OF FORMATION

OF

CLOYES GEAR HOLDINGS, LLC

Pursuant to 6 Del. C. § 18-201

1. The name of the limited liability company is Cloyes Gear Holdings, LLC.

2. The address of the registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle. The name of the registered agent at such address is The Corporation Trust Company.

3. The term of the limited liability company shall be perpetual.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 30th day of October, 2009.

/s/ Daniel R. Gross
Daniel R. Gross
Authorized Person

1811526	State of Delaware Secretary of State Division of Corporations Delivered 01:41 PM 10/30/2009 FILED 01:38 PM 10/30/2009 SRV 090978857 - 4748006 FILE